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                                                              EXHIBIT (D) (XVII)

                                                                        APPENDIX


                                  MANAGED FUND
                                       OF
                       THE ENTERPRISE GROUP OF FUNDS, INC.

                            FUND MANAGER'S AGREEMENT

         THIS AGREEMENT, made the 23rd day of August, 2002, is among The Enterprise Group of Funds, Inc. (the "Fund"), a Maryland corporation, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and Wellington Management Company, LLP, a Massachusetts limited liability partnership, (hereinafter referred to as the "Fund Manager").

BACKGROUND INFORMATION

         (A) The Adviser has entered into an Investment Adviser's Agreement with the Fund ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the funds of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as fund managers to the funds.

         (B) The parties hereto wish to enter into an agreement whereby the Fund Manager will provide to the Managed Fund, a series of the Fund (the "Managed Fund") securities investment advisory services for the Managed Fund.

WITNESSETH THAT:

         In consideration of the mutual covenants herein contained, the Fund, Adviser and the Fund Manager agree as follows:

                  (1) The Fund and Adviser hereby employ the Fund Manager to render certain investment advisory services to the Managed Fund, as set forth herein. The Fund Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

                  (2) The Fund Manager shall manage the investments of the Managed Fund and the composition of the Managed Fund's portfolio, including the purchase, retention and disposition thereof,, or such portion of the assets of the Managed Fund as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations applicable to the Managed Fund which are set forth in the Fund's most recent Registration Statement or any supplements thereto.

                  (3) The Fund Manager shall provide supervision of the Managed Fund's investments and determine from time to time what investments and securities will be purchased, retained or sold by the Managed Fund and what portion of the assets will be invested or held uninvested in cash, in accordance with the investment objectives, restrictions and limitations applicable to the Managed Fund which are set forth in the Fund's most recent Registration Statement or any supplements thereto.


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                  (4)      The Fund Manager shall maintain all books and records
with respect to the Managed Fund's portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the Investment Company Act of 1940 ("the 1940 Act") and shall render to the Fund's Board of Directors such periodic and special reports as the Fund's Board of Directors may reasonably request. The Fund Manager shall timely furnish to the Adviser all information relating to the Fund Manager's services under this Agreement needed by the Adviser to keep the other books and records of the Managed Fund required by Rule 31a-1 under the 1940 Act. The Fund Manager agrees that all records that it maintains on behalf of the Managed Fund are property of the Managed Fund and the Fund Manager will surrender promptly to the Managed
Fund any of such records upon the Managed Fund's request; provided, however, that the Fund Manager may retain a copy of such records. The Fund Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement. The Fund Manager shall perform a monthly reconciliation of the Managed Fund to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

                  (5) The Fund Manager shall for all purposes herein be deemed to be an independent contractor. The Fund Manager has no authority to act for or represent the Fund or the funds in any way except to establish brokerage accounts with one or more brokers, dealers or other financial intermediaries as the Fund Manager may select and to direct securities transactions pursuant to its investment advice hereunder. The Fund Manager is not an agent of the Fund or the Managed Fund.

                  (6) It is understood that the Fund Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the Managed Fund.

                  (6)(a) The Adviser agrees to pay the Fund Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth (20th) day after the close of each calendar month, a sum equal to 0.0225 of 1% of the average of the daily closing net asset value of the Managed Fund managed by the Fund Manager during such month (that is, 0.27 of 1% per year) for the first $200,000,000 of assets under management; a sum equal to 0.020833 of 1% of the average of the daily closing net asset value of the Managed Fund managed by the Fund Manager during such month (that is, 0.25 of 1% per year) for the next $200,000,000 of assets under management, and a sum equal to 0.019166 of 1% of the average of the daily closing net asset value of the Managed Fund managed by the Fund Manager during such month (that is, 0.23 of 1% per year) thereafter.

                  (6)(b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

                  (6)(c) For the purposes of this Paragraph 6, the daily closing net asset values of the Portfolio shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Managed Fund shares.

                  (7) The services of the Fund Manager hereunder are not to be deemed to be exclusive, and the Fund Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Services to be furnished by the Fund Manager under this agreement may be furnished through the medium at any of the Fund Manager's partners, officers or employees. However, day-to-day management of the Managed Fund shall be the


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responsibility of the individual specified in the Fund's Registration Statement or any supplements thereto. Without in any way relieving the Fund Manager of its responsibilities hereunder, it is agreed that the Fund Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

                  (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Fund Manager shall not be liable to the Fund, the Managed Fund or the Adviser or to any shareholder or shareholders of the Fund, the Managed Fund or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Fund Manager hereunder.

                  (9) The Fund Manager will take necessary steps to prevent the investment professionals of the Fund Manager who are responsible for investing assets of the Managed Fund from taking, at any time, a short position in any shares of any holdings of the Managed Fund for any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Fund Manager has adopted a written policy prohibiting insider trading, a copy of which has been provided to the Adviser.

                  (10) In connection with the management of the investment and reinvestment of the assets of the Managed Fund, the Fund Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Managed Fund, including those which from time to time may furnish to Fund Manager or its affiliates statistical and investment research information and other services and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of fund securities for the Managed Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Managed Fund and its shareholders, the Fund Manager shall have the right, subject to the direction of the Board of Directors of the Fund, to select certain brokers and dealers who furnish statistical research and other services to the Managed Fund, the Adviser, or the Fund Manager and, subject to the Conduct Rules of the National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of the funds.

                  (11) The Adviser has delivered to the Fund Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  (11)(a) By-Laws of the Fund (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws")'

                  (11)(b) Certified resolutions of the Fund's Board of Directors authorizing the appointment of the Adviser and Fund Manager with respect to the Managed Fund, and approving the form of this Agreement;

                  (11)(c) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and shares of the Fund's beneficial shares, and all amendments thereto;

                  (11)(d)  Prospectus of the Fund.

                  (12) During the term of this Agreement, the Adviser agrees to furnish the Fund Manager at its principal office all sales literature prepared for distribution to stockholders of the Managed Fund, the Fund or the public that refer to the Fund Manager in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Fund Manager reasonably objects in writing within five


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business days (or such other period as may be mutually agreed) after receipt thereof. The Fund Manager's right to object to such materials is limited to the portions of such materials that expressly relate to the Fund Manager, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Fund Manager or its clients in any way are consistent with those materials previously approved by the Fund Manager as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Fund Manager by first class or overnight mail, facsimile transmission equipment or hand delivery.

                  (13) On occasions when the Fund Manager deems the purchase or sale of a security to be in the best interest of the Managed Fund as well as other clients of the Fund Manager, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Managed Fund and to such other clients.

                  (14) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Fund Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Directors, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Fund Manager and the Fund Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15 (a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

                  (15) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until August 23, 2004 and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Directors of the Fund, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                  (16) The Adviser shall indemnify and hold harmless the Fund Manager, its officers and partners and each person, if any, who controls the Fund Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Fund Manager's Agreement relates. However, in no case
(i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Fund Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Fund Manager or such controlling persons.

                           The Fund Manager shall indemnify and hold harmless
the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, damage or expense described in the foregoing indemnity, but only with respect to the Fund Manager's willful misfeasance, bad faith or gross negligence


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in the performance of its duties under this Fund Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Fund Manager, the Fund Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Fund Manager by the provisions of subsection (i) and (ii) of this Paragraph 16.

                  (17) Except as otherwise provided in Paragraph 16 hereof and as may be required under applicable federal law, this Fund Manager's Agreement shall be governed by the laws of the State of Georgia.

                  (18) The Fund Manager agrees to notify the parties within a reasonable period of time regarding a material change in the partnership of the Fund Manager.

                  (19) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

                  (20) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:

by the Fund Manager:       Wellington Management Company, LLP
                           75 State Street
                           Boston, MA 02109-1807


by the Adviser:            Enterprise Capital Management, Inc.
                           3343 Peachtree Road, N.E., Suite 450
                           Atlanta, GA  30326-1022


by the Fund:               The Enterprise Group of Funds, Inc. c/o Enterprise
                           Capital Management, Inc.
                           3343 Peachtree Road, N.E., Suite 450
                           Atlanta, GA  30326-1022

or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

                  (21) No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the Board of Directors of the Fund in the manner required by the 1940 Act.

                  (22) Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


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                  (23)     Where the effect of a requirement of the 1940 Act
reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                  (24) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

                  (25) This Agreement constitutes the entire agreement between the Fund Manager, the Adviser and the Fund relating to the Managed Fund.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and attested, as of the date first above written.

                                        THE ENTERPRISE GROUP OF FUNDS, INC.


ATTEST: /s/ CATHERINE R MCCLELLAN         By: /s/ VICTOR UGOLYN
        -------------------------             ---------------------------------
                  Secretary                   Victor Ugolyn, Chairman, President
                                                  and Chief Executive Officer

                                        ENTERPRISE CAPITAL MANAGEMENT, INC.


ATTEST: /s/ CATHERINE R MCCLELLAN         By: /s/ VICTOR UGOLYN
        -------------------------            -----------------------------------
                  Secretary                   Victor Ugolyn, Chairman, President
                                                  and Chief Executive Officer


                                         WELLINGTON MANAGEMENT COMPANY, LLP

                                         By:  /s/ JONATHAN M PAYSON
                                            -----------------------------------
ATTEST: /s/ JOHN BRUNO                   Name: Jonathan M. Payson
        ------------------                    ---------------------------------
          Vice President                 Title: Senior Vice President
                                               --------------------------------